EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Foothill Independent Bancorp:

We consent to the incorporation by reference of our report dated March 14, 2006 on the consolidated financial statements of Foothill Independent Bancorp as of December 31, 2005 and 2003 and for each of the three years in the period ended December 31, 2005, included at Page 41, and our report dated March 14, 2006 with respect to management’s assessment of the effectiveness of internal control over financial reporting included at Page 71, of its Annual Report on Form 10-K for the year ended December 31, 2005, into Registration Statement No. 33-57586 on Form S-8 filed January 29, 1993, Registration Statement No. 33-64584 on Form S-8 filed on June 17, 1993, and Registration Statement No. 33-83854 on Form S-3 filed September 12, 1994 (each of which was amended by post effective amendments filed on July 27, 2000) and Registration Statement No. 333-113206 filed on Form S-8 on March 2, 2004.

/s/ Vavrinek, Trine, Day & Co., LLP
VAVRINEK, TRINE, DAY & CO., LLP
Certified Public Accountants

March 15, 2006

Rancho Cucamonga, California